EXHIBIT 10.2

ALLEGIANT TRAVEL COMPANY
RESTRICTED STOCK
AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made as of March 27, 2017 (“Date of Grant”) between Allegiant Travel Company, a Nevada corporation (the “Company”) and M. Ponder Harrison (“Grantee”).

1.LONG- TERM INCENTIVE PLAN.  The restricted stock granted under this Agreement shall be subject to the terms, conditions and restrictions of the Allegiant Travel Company 2016 Long-Term Incentive Plan (the “Plan”).  A copy of the Plan is available to Grantee upon request and is incorporated in this Agreement by this reference.  Terms used in this Agreement that are defined in the Plan shall have the same meaning as in the Plan, unless the text of this Agreement clearly indicates otherwise.

2.RESTRICTED STOCK AWARDS.

A.The Company hereby grants to Grantee a total of 48,000 shares of the Company’s Common Stock (the “Restricted Stock”) subject to the terms and conditions set forth below.

B.The number of shares of common stock issued to the Grantee as Restricted Stock shall be recorded in the records of the Company.

C.The Restricted Stock has been awarded as compensation to the Grantee for services to be rendered over the vesting period provided for herein.

D.This Agreement sets forth the terms, conditions and restrictions applicable to the Restricted Stock granted to Grantee.

3.RESTRICTIONS.

A.The Restricted Stock has been awarded to the Grantee subject to the transfer and forfeiture conditions set forth in Paragraph C below (the “Restrictions”) which shall lapse, if at all, as described in Section 4 below. For purposes of this Award, the term Restricted Stock includes any additional shares of stock granted to the Grantee with respect to any Restricted Stock (e.g., shares issued upon a stock dividend or stock split) prior to the vesting of the Restricted Stock.

B.Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer (a “transfer”) any of the Restricted Stock prior to vesting as provided in Section 4 below. Any transfer or attempted transfer prior to such time shall be null and void and of no effect whatsoever.

C.Except to the extent provided in that certain Employment Agreement between the Company and Grantee dated March 27, 2017, if the Grantee’s employment with the Company terminates prior to the vesting of all Restricted Stock of the Grantee for any reason other than as set forth in Section 4 below, then the Grantee shall forfeit all of the Grantee’s right, title and interest in and to the Restricted Stock not vested as of the date of such termination and such Restricted Stock shall be reconveyed to the Company as of the date of such termination without further consideration or any act or action by the Grantee.

D.The Restrictions imposed under this Section 3 shall apply to all shares of the Company’s common stock or other securities issued with respect to Restricted Stock hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Company which occurs prior to the vesting of the Restricted Stock.

4.    EXPIRATION AND TERMINATION OF RESTRICTIONS. The Restrictions imposed under Section 3 above will expire and vesting of the Restricted Stock shall be as follows:

A.On September 27, 2017, the Restrictions will expire with respect to one-sixth (1/6) of the Restricted Stock of the Grantee not forfeited prior to that date;

B.On March 27, 2018, the Restrictions will expire with respect to an additional one-sixth (1/6) of the Restricted Stock of the Grantee not forfeited prior to that date;

C.On September 27, 2018, the Restrictions will expire with respect to an additional one-sixth (1/6) of the Restricted Stock of the Grantee not forfeited prior to that date;

D.On March 27, 2019, the Restrictions will expire with respect to an additional one-sixth (1/6) of the Restricted Stock of the Grantee not forfeited prior to that date;

E.On September 27, 2019, the Restrictions will expire with respect to additional one-sixth (1/6) of the Restricted Stock of the Grantee not forfeited prior to that date; and

F.On March 27, 2020, the Restrictions will expire with respect to the balance of the Restricted Stock of the Grantee not forfeited prior to that date.

5.ADJUSTMENTS. If the number of outstanding shares of common stock of the Company is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company, the number of shares of Restricted Stock under this Agreement shall be adjusted to correspond to the change in the outstanding shares of the Company’s common stock.

6.VOTING AND DIVIDENDS. Subject to the restrictions contained in Section 3 hereof, the Grantee shall have all rights of a stockholder of the Company with respect to the Grantee’s Restricted Stock, including the right to vote the shares of the Grantee’s Restricted Stock and the right to receive any cash or stock dividends, including dividends of stock of a company other than the Company. Stock dividends issued with respect to the Grantee’s Restricted Stock shall be treated as additional shares of the Grantee’s Restricted Stock (even if they are shares of a company other than the Company) that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If a dividend is paid in other property, the Grantee will be credited with the amount of property which would have been received had the Grantee owned a number of shares of common stock equal to the number of shares of Restricted Stock credited to his/her account. The property so credited will be subject to the same restrictions and other terms and conditions applicable to the Restricted Stock under this Agreement and will be disbursed to the Grantee in kind simultaneously with the Restricted Stock to which such property relates.

7.DELIVERY OF SHARES. The shares of Restricted Stock of the Grantee will be issued in the name of the Grantee as Restricted Stock and will be held by the Company prior to vesting in certificated or uncertificated form. If a certificate for Restricted Stock is issued prior to vesting, such certificate shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement dated March 27, 2017, between the registered owner of the shares represented hereby and Allegiant Travel Company. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the office of Allegiant Travel Company.”

Upon request from the Company, the Grantee shall deposit with the Company a stock power, or powers, executed in blank and sufficient to reconvey the Restricted Stock to the Company upon any forfeiture of the Restricted Stock (or a portion thereof), in accordance with the provisions of this Agreement. Upon vesting of any Restricted Stock, any stock certificates and stock powers relating to such vested Restricted Stock shall be released to the Grantee upon request.

8.WITHHOLDING TAXES. The Company is entitled to withhold an amount equal to the Company’s required minimum statutory withholding taxes for the respective tax jurisdiction attributable to any share of common stock or property deliverable in connection with the Restricted Stock. Grantee may satisfy any withholding obligation in whole or in part by electing to have the Company retain shares of the Restricted Stock having a Fair Market Value on the date of vesting equal to the minimum amount to be withheld. Fair Market Value for this purpose shall be the closing price for a share of the Company’s common stock on the day of vesting or if the vesting date is not a trading day for the Company’s stock, then the last trading day before the date of vesting.

9.OTHER RIGHTS. The grant of Restricted Stock does not confer upon Grantee any right to continue in the employ of the Company and does not interfere with the right of the Company to terminate Grantee’s employment at any time.

10.NOTICES. Any written notice under this Agreement shall be deemed given on the date that is three business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Grantee at his/her address as indicated in the Company’s employment records or to the Company at its principal office. Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient.

11.NONTRANSFERABILITY. This Agreement and all rights hereunder are nontransferable and nonassignable by the Grantee, other than by the last will and testament of Grantee or the laws of descent and distribution, unless the Company consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

12.SECTION 83(b) ELECTION. Grantee may make an election to be taxed upon the grant of his/her Restricted Stock under Section 83(b) of the Internal Revenue Code of 1986, as amended. To effect such election, the Grantee must file an appropriate election with the Internal Revenue Service within thirty (30) days after the grant of the Restricted Stock and otherwise in accordance with the applicable Treasury Regulations.

13.AMENDMENT. This Agreement may not be amended except by a writing signed by the Company and Grantee.

14.HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Grantee and his/her heirs, legatees and legal representatives.

15.INTERPRETATION. Any issues of interpretation of any provision of this Agreement shall be resolved by the Compensation Committee of the Board of Directors of the Company.

16.SEVERABILITY. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

17.GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Nevada. Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the United States District Court for the State of Nevada or in any District Court located in Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in the manner provided in Section 14.065 of the Nevada Revised Statutes or in such other manner as may be permitted by law.  Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

18.WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or any other provision hereof.

19.DEEMED SIGNATURE; COUNTERPARTS.  The Grantee may confirm his/her acceptance of the restricted stock grant evidenced hereby and the terms of this Agreement by logging onto the Plan administrator’s website and electronically indicating his/her acceptance. As the Grantee’s information on the Plan administrator’s website is password protected, such acceptance shall be deemed to be the Grantee’s acceptance absent Grantee’s ability to establish that he/she did not accept this Agreement and that whoever indicated such acceptance did so without the Grantee’s knowledge or acquiescence. Further, the acceptance by Grantee of any benefits from the ownership of stock granted under this Agreement (whether by voting the Restricted Stock, accepting dividends on the Restricted Stock, selling any shares of Restricted Stock or otherwise) shall also be deemed a confirmation by Grantee of his/her intent to be bound by the terms of this Agreement. If this Agreement is physically signed (which is not required), then it may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument.  If this Agreement is physically signed (which is not required), this Agreement may be executed by any party by delivery of a facsimile or pdf signature, which signature shall have the same force as an original signature.  Any party which delivers a facsimile or pdf signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile or pdf.  A facsimile, pdf or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

IN WITNESS WHEREOF, the Company has executed this Agreement as of day and year first above written.

ALLEGIANT TRAVEL COMPANY

By: /s/John Redmond_______________________

Its: President_______________________________

The undersigned Grantee hereby accepts, and agrees to, all terms and provisions of the foregoing Award.

Name: M. Ponder Harrison

Signature: /s/ M. Ponder Harrison

Date: March 27, 2017